EX-99.23.i

THOMPSON   BRUSSELS  CINCINNATI   CLEVELAND  COLUMBUS   DAYTON  NEW YORK  WASHINGTON, D.C.

         HINE

January 13, 2006

Georgetowne Funds

7 Reddy Lane

Loudonville, NY 12211

Re: Georgetowne Funds, File Numbers 333-103875 and 811-21322

Mr. Hoffmeister:

A legal opinion that we prepared was filed with Pre-Effective Amendment No. 2 to the Georgetowne Funds’ Registration Statement (the "Legal Opinion").  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 2 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

Very truly yours,

/s/THOMPSON HINE LLP

JMS/DSM